The Travelers Series Trust
Securities Purchases during an Underwriting involving
Citigroup subject to Rule 10f-3 under
the Investment Company Act of 1940.

For the period July 1, 2005 through December 31, 2005


Portfolio:			Convertible Securities Portfolio


Security:			The Interpublic Group of Companies Inc.


Date Purchased:			10/19/2005


Price Per Share:		$1000.00


Shares Purchased
by the Portfolio *:		1,735


Total Principal Purchased
by the Portfolio *:		$1,735,000


% of Offering Purchased
by the Portfolio:		.76%


Broker:				Lehman Brothers


Member:				Bank of America Securities
				Credit Suisse First Boston
				Lehman Brosthers
				Morgan Stanley
				Wachovia Securities Inc.
				Bearn Stearns & Co.
				Citigroup
				Deutsche Bank Securities Inc.
				Goldman Sachs & Co.
				Raymond James and Associates Inc.
				UBS
				BMO Nesbitt Burns Inc.
				Gilford Securities Inc.
				Howard Weil
				Jefferies Babson Finance
				Johnson Rice & Co LLC
				Pritchard Capital Partners
				RBC Dominion Securities
				Simmons & Co.




Portfolio:			Convertible Securities Portfolio


Security:			Chesapeake Energy Corp.


Date Purchased:			09/08/2005


Price Per Share:		$100.00


Shares Purchased
by the Portfolio *:		2,400


Total Principal Purchased
by the Portfolio *:		$240,000


% of Offering Purchased
by the Portfolio:		.167%


Broker:				JP Morgan


Member:				Citigroup




Portfolio:			Convertible Securities Portfolio


Security:			Lifepoint Hospitals Inc.


Date Purchased:			08/04/2005


Price Per Share:		$100.00


Shares Purchased
by the Portfolio *:		2,400,000


Total Principal Purchased
by the Portfolio *:		$2,400,000


% of Offering Purchased
by the Portfolio:		2.50%


Broker:				Bank of Ammerica


Member:				Bank of America Securities
				Citigroup
				UBS
				CIBC World Markets
				SunTrust Robinson Humphrey




Portfolio:			Convertible Securities Portfolio


Security:			L-3 Comm Corp 144A


Date Purchased:			07/27/2005


Price Per Share:		$100.00


Shares Purchased
by the Portfolio *:		790,000


Total Principal Purchased
by the Portfolio *:		$790,000


% of Offering Purchased
by the Portfolio:		1.071%


Broker:				Lehman Brothers


Member:				Bear Stearns & Co.
				Credit Suisse First boston Corp.
				Lehman Brothers
				Bank of America Securities
				Citigroup
				Jefferies & Co.
				SG Cowen Securities Corp.
				SunTrust Robinson Humphrey
				Wachovia Securities Inc.